Exhibit 10.9

WAITR HOLDINGS INC.
1510 West Loop South
Houston, Texas 77027

Luxor Capital Group, LP
1114 Avenue of the Americas, 28th Floor
New York, New York 10036

November 15, 2018

Ladies and Gentlemen,

Reference is made to that certain Credit Agreement, dated as of November 15, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Waitr Holdings Inc. (“Company”), the lenders listed on the signature pages hereto (“Original Lenders”), the other lenders from time to time party thereto (each, together with Original Lenders, a “Lender”) and Luxor Capital Group, LP, as administrative agent (“Administrative Agent”). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

The Company, Administrative Agent and Original Lenders hereby agree that:

1.	Registration of Notes.

a.	Lenders holding Term Loan Exposure representing more than 50% of the aggregate Term Loan Exposure of all Lenders may, by written notice to the Company and Administrative Agent given at any time after the date hereof (an “Exchange Notice”), require the Company to (i) exchange all or any portion of their Notes for New Notes (as defined below) and (ii) register the resale of such New Notes in accordance with Section 1(d) below; it being understood and agreed that Lenders shall only be permitted to give one Exchange Notice.

b.	If an Exchange Notice is given, the Company shall promptly (and in any event within thirty (30) Business Days) prepare a final form of indenture (the “Indenture”) that complies with the Trust Indenture Act of 1939, as amended (the “TIA”), with a trustee reasonably acceptable to Administrative Agent, pursuant to which Indenture new convertible notes of the Company (the “New Notes”) shall be issued in exchange for Notes, in each case with covenants, events of default and other terms that are customary for publicly traded convertible notes under an indenture under the TIA, including customary publicly traded convertible note covenants such as requiring the repayment of any interest and principal and delivery of any underlying securities issuable upon conversion in each case in accordance with the terms of the New Notes, requiring the Company to maintain an office where the New Notes may be surrendered, requiring the delivery of certain customary information, reports and compliance certificates to the trustee under the Indenture and requiring the Company to give notice of any default or event of default to the trustee, and such other or different terms as may be agreed to between the Company and Administrative Agent.

c.	At or prior to the Company’s entry into the Indenture, Administrative Agent shall send notice to the Lenders, who shall have 20 business days after receipt thereof to notify Administrative Agent of the principal amount of the Notes each such Lender desires to have the Company exchange for New Notes; provided that the Company shall not be required to exchange and register Notes of any Lender in any denomination of less than $2,500,000. Administrative Agent shall promptly notify the Company of the aggregate amount of New Notes to be issued and the Lenders requesting such registration.

d.	Upon the issuance of New Notes, the Company shall also enter into a registration rights agreement, consistent with the terms of the Registration Rights Agreement, with the Lenders who are exchanging Notes for New Notes, with any necessary changes to such registration rights agreement to be agreed to between the Company and Administrative Agent, and the Company shall register the resale of the New Notes to be issued under the Indenture under an effective shelf registration statement in accordance with the terms of such registration rights agreement.

e.	At or immediately after the Company’s entry into the Indenture, the Company shall exchange any Notes surrendered by the Lenders who have elected to exchange such Notes in accordance with Section 1(c) above for New Notes issued under the Indenture, which New Notes shall be at the same Conversion Rate (as defined in the Notes) as the then-applicable Conversion Rate of such Notes, have the same interest rate and maturity date as the interest rate and Term Loan Maturity Date of the Notes and shall be for the same principal amount as the principal amount of such Notes.

f.	The Company shall bear all third-party costs and expenses in connection with the negotiation of the Indenture, the exchange of Notes for New Notes and the issuance and registration of the New Notes, including one counsel for the recipients of New Notes selected by such recipients, other than such costs and expenses as are to be paid by the Lenders pursuant to the registration rights agreement.

2.	Governing Law. This letter agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.

3.	Jury Trial; Consent to Jurisdiction. Any judicial proceeding brought with respect to this letter agreement must be brought in any court of competent jurisdiction in the State of Delaware, and, by execution and delivery of this letter agreement, each party (a) accepts, generally and unconditionally, the exclusive jurisdiction of such courts and any related appellate court, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this letter agreement; and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing in this Section 3, however, shall affect the right of any party to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT.

4.	Counterparts. This letter agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties that execute such counterparts, and all of which together shall constitute one instrument.

5.	Telecopy Execution and Delivery. A facsimile, telecopy, portable document format (“.PDF”) or other reproduction of this letter agreement may be executed by one or more parties hereto and delivered by such party by facsimile, ..PDF, or any similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute and deliver an original of this letter agreement as well as any facsimile, telecopy, .PDF, or other reproduction hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have duly executed this letter agreement as of the date first above written.

WAITR HOLDINGS INC.

By:	/s/ Christopher Meaux
Name:	Christopher Meaux
Title:	Chief Executive Officer

[Signature Page to Side Letter Regarding Convertible Notes Registration]

LUXOR CAPITAL GROUP, LP,
as Administrative Agent

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

LUXOR CAPITAL PARTNERS, LP,

By:	Luxor Capital Group, LP,
its Investment Manager

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

LUXOR CAPITAL PARTNERS OFFSHORE
MASTER FUND, LP,

By:	Luxor Capital Group, LP,
its Investment Manager

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

LUXOR WAVEFRONT, LP,

By:	Luxor Capital Group, LP,
its Investment Manager

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

LUGARD ROAD CAPITAL MASTER FUND, LP,

By:	Luxor Capital Group, LP,
its Investment Manager

By:	/s/ Norris Nissim
Name:	Norris Nissim
Title:	General Counsel

5